EXHIBIT 10.2

  AMENDMENT #1 OF LEASE AGREEMENT

This Amendment #1 of Lease Agreement ("Amendment #1") is dated as of the 11th day of November 2004, is by and between Andersen Land Corp. (f/k/a The J.M. Ney Company), a Delaware corporation, having an address of 5 Waterside Crossing, Windsor, CT 06095 (the "Landlord"), and Deringer-Ney Inc. (f/k/a Deringer Mfg. Company), an Illinois corporation having an address of 1250 Town Line Road, Mundelein, IL 60060 (the "Tenant"), and evidences the agreement of Landlord and Tenant.

WHEREAS, Landlord and Tenant entered into a Lease Agreement dated March 26, 2002 (the "Lease") relating to the premises (the "Premises") located at 2 Douglas Street, Ney Industrial Park, Bloomfield, CT 06002 commencing March 26, 2002 and terminating on March 31, 2010;

WHEREAS, Landlord and Tenant desire to modify the Lease: (a) to extend the Term of the Lease by an additional three (3) year period ending on March 31, 2013 and (b) to provide the Tenant with an option to renew the Lease for an additional three (3) years until March 31, 2016.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Lease and other good an valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

Section 1.       Amendment of Paragraph 2.1: Effective as of the date hereof Paragraph 2.1 of the Lease is hereby amended in  its entirety to read as follows:

2.1 Landlord demises and leases the Premises to Tenant and Tenant takes and hires the Premises for an initial Term of eleven (11) years, commencing on March 26, 2002 (the "Commencement Date"), and expiring on March 31, 2013, unless this Lease shall be sooner terminated as hereinafter provided.

Section 2.       Amendment of Paragraph 3.1: Effective as of the date hereof, Paragraph 3.1 of the Lease is hereby amended in its entirety to read as follows:

3.1 During Term.  Tenant shall pay to Landlord at the offices of Moscow CableCom Corp., 5 Waterside Crossing, Windsor, CT 06095 Windsor, CT (or at such other place as Landlord may hereafter direct by written notice to Tenant), a total basic rental (hereinafter referred to as the "Basic Rent") which shall be paid monthly, in advance, commencing on the first day of every calendar month during the Term of this Lease, in the amounts set forth in the following Schedule of Basic Rent Payments:

   SCHEDULE OF BASIC RENT PAYMENTS

MONTH OF LEASE TERM	MONTHLY BASIC RENT	ANNUAL BASIC RENT
March 26, 2002 through March 31, 2003	$ 24,166.67	$ 290,000.00
April 1, 2003 through March 31, 2004	$ 24,650.00	$ 295,800.00
April 1, 2004 through March 31, 2005	$ 25,133.33	$ 301,600.00
April 1, 2005 through March 31, 2006	$ 25,616.67	$ 307,400.00
April 1, 2006 through March 31, 2007	$ 26,100.00	$ 313,200.00
April 1, 2007 through March 31, 2008	$ 26,583.33	$ 319,000.00
April 1, 2008 through March 31, 2009	$ 27,066.67	$ 324,800.00
April 1, 2009 through March 31, 2010	$ 27,550.00	$ 330,600.00
April 1, 2010 through March 31, 2011	$ 28,033.33	$ 336,400.00
April 1, 2011 through March 31, 2012	$ 28,516.67	$ 342,200.00
April 1, 2012 through March 31, 2013	$ 29,000.00	$ 348,000.00

Section 3.        Amendment of Paragraph 28.2: Effective as of the date hereof, Paragraph 28.2 is amended to add the following proviso at the end of the existing Paragraph 28.2:

provided however, Oliver R. Grace, Jr. (and his heirs or executors) or a limited liability entity in which Oliver R, Grace,  Jr. (or his heirs or executors) or trusts for the benefit of Oliver R. Grace, Jr. own more than a fifty percent  (50%) equity interest, shall, for all purposes during the Term of this Lease (including the Option Term) or any other extensions or additional lease periods that may be negotiated hereafter, be deemed to be an "affiliate" of the Landlord regardless of what direct or indirect changes in ownership of the Landlord or its stockholder that may occur after the date of this Amendment #1.

Section 4.            Addition of Paragraph 31: Effective as of the date hereof, the Lease is hereby amended to add a new paragraph, Paragraph 31, which shall read as follows:

31. Tenant's Option to Renew: In the event that the Tenant is not in default in the performance of Tenant's obligations pursuant to this Lease, the Tenant shall have the option to renew ("Option to Renew") the Lease for one (1) additional three (3) year Term (the "Option Term") commencing on April 1, 2013 and terminating on March 31, 2016 and the rent during the Option Term shall be:

(a) First Year of the Option Term: For the first year of the Option Term for the first year of the Option Term commencing on April 1, 2013 and terminating on March 31, 2014, the annual rent shall be $354,960.00, the monthly rent during such first year of the Option Term shall be $29,580.00, and such rent shall be due and payable pursuant to the terms of this Lease;

(b) Second Year of the Option Term: For the second year of the Option Term commencing on April 1, 2014 and terminating on March 31, 2015, the annual rent shall be $362,059.20, the monthly rent during such second year of the Option Term shall be $30,171.60 and such rent shall be due and payable pursuant to the terms of this Lease; and

(c) Third Year of Option Term: For the third year of the Option Term commencing on April 1, 2015 and terminating on March 31, 2016, the annual rent shall be $369,300.38, the monthly rent during such third and final year of the Option Term shall be $30,775.03, and such rent shall be due and payable pursuant to the terms of this Lease.

Procedure for Tenant to Exercise Option Term: In the event that the Tenant elects to exercise the Tenant's Option to Renew, the Tenant shall send the Landlord a written notice (the "Option Notice") of the Tenant's election to exercise Tenant's Option to Renew by the later of September 30, 2012 or 30 calendar days after Landlord gives Tenant notice (the "Landlord Expiration Notice") of the expiration of the initial Term of the Lease. The Option Notice and the Landlord Expiration Notice shall be sent pursuant to the Notice provisions of this Lease. When the Option Notice from the Tenant is delivered to Landlord.  Such election by the Tenant shall be binding and irrevocable.

Section 5.            No Other Changes to Lease: Except as modified by this Amendment #1, the remaining terms and conditions of the Lease shall remain in full force and effect pursuant to their respective terms and subject to their respective conditions.

* * SIGNATURES BEGIN ON THE FOLLOWING PAGE * *

IN WITNESS WHEREOF, Landlord and Tenant have, respectively, caused this Amendment #1 to be signed as of the day, month and year first above written.

LANDLORD: ANDERSEN LAND CORP (f/k/a THE J.M. NEY COMPANY), a Delaware corporation By: /s/ Andrew M. O'Shea Name: Andrew M. O'Shea Its: President and Treasurer

TENANT: DERINGER-NEY, INC. (f/k/a DERINGER MFG. COMPANY), an Illinois corporation By: /s/ Lee Trimble Name: Lee Trimble Its: Vice President/Secretary